Exhibit 99.1

REVA Medical Announces

Interim Clinical Results at EuroPCR

No Major Adverse Coronary Events from RESTORE trial

San Diego, California and Sydney, Australia (Thursday 17 May 2012 AEST) – REVA Medical, Inc. (ASX: RVA) (“REVA” or the “Company”) announced at the European Course on Revascularization, the largest European stent meeting held this week in Paris, France, that there were no reported Major Adverse Coronary Events (MACE) on 16 patients who were enrolled in the Company’s RESTORE trial, with no incidences of ischemic target lesion revascularization (TLR), myocardial infarction (heart attack) or stent thrombosis. The first enrolled case is approaching 5 months and all patients enrolled in the study continue to do well.

Reporting on the results of the RESTORE clinical trial was Principal Investigator, Alexandre Abizaid, MD from Sao Paulo’s Dante Pazzanese Institute de Cardiologie, who implanted the first ReZolve® scaffold in December 2011. “I am pleased to inform the cardiology community at EuroPCR of the early success and clinical experience with REVA’s ReZolve scaffold. In this preliminary analysis, the device has demonstrated its ability to maintain lumen patency during the critical early healing period, and this experience was noted across several sites and investigators.” In addition, Dr. Abizaid announced that REVA would be moving to an approximately 20% lower profile sheathless delivery system (6Fr guide compatible), called ReZolve2, for the upcoming CE Mark Trial.

The Company adopted a pilot trial strategy with very tight patient inclusion criteria to ensure patient safety, yet provide enough enrolled patients to demonstrate sufficient product performance. After carefully reviewing patient data generated to date, the Company has concluded that the current patient cohort reported upon has met the objectives of the pilot trial; the Company will continue to enroll more patients in the pilot trial through the second quarter of 2012, but will conclude enrollment in the pilot trial no later than 30 June 2012.

“We are very pleased with the results to date in the RESTORE pilot study,” commented REVA’s CEO, Bob Stockman. “The scaffold is performing well and physicians commented that they appreciated ReZolve’s visibility under x-ray as well as the scaffold’s sizing range, two very distinctive features of ReZolve’s fully bioresorbable polymer scaffold. ReZolze2 is a thinner more easily deliverable device because it does not require a protective sheath. We believe that by improving deliverability we will significantly speed up the rate of patient enrollment in our upcoming CE trial. ReZolve2 will be the product we commercialize.”

HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Level 6, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9231 3322 • +61 9229 2727 (FAX) • ARBN 146 505 777

REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability.

REVA Medical, Inc. – ASX Announcement	Page 2

The next important milestone for REVA will be the 6-month clinical evaluation on the first cohort of patients, which will be reported at October’s Transcatheter Therapeutics Technology Conference (“TCT”).

The presentation given by Dr. Alexandre Abizaid at the EuroPCR conference on Thursday, 17 May 2012, is included in its entirety with this announcement. The presentation is also available on the Company’s website at www.revamedical.com.

About REVA

REVA is a development stage medical device company incorporated in Delaware, USA that is focused on the development and eventual commercialization of its proprietary, bioresorbable stent products. REVA’s principal product, the ReZolve® scaffold, combines REVA’s proprietary stent design with a proprietary polymer that is metabolized and cleared from the body. The ReZolve scaffold is designed to offer full x-ray visibility, clinically relevant sizing and a controlled and safe resorption rate. In addition, by early encapsulation of the stent in the artery tissue coupled with the loss of scaffold structure over time, the ReZolve scaffold may reduce the incidence of late forming blood clots, or thrombosis, a rare but serious problem associated with drug-eluting metal stents currently on the market. REVA will require clinical results and regulatory approval before it can begin selling the ReZolve scaffold.

Forward-Looking Statements

This announcement contains or may contain forward-looking statements that are based on management’s beliefs, assumptions and expectations and on information currently available to management. All statements that are not historical, including those statements that address future operating performance and events or developments that we expect or anticipate will occur in the future, are forward-looking statements. You should not place undue reliance on these forward-looking statements. Although management believes these forward-looking statements are reasonable as and when made, forward-looking statements are subject to a number of risks and uncertainties that may cause our actual results to vary materially from those expressed in the forward-looking statements, including our ability to obtain the regulatory approvals required to market our ReZolve scaffold, our ability to timely and successfully complete our clinical trials, our ability to protect our intellectual property position, our ability to commercialize our products if and when approved, our ability to develop and commercialize new products, and our estimates regarding our capital requirements and financial performance, including profitability. Other risks and uncertainties that may cause our actual results to vary materially from any forward-looking statements are described in the “Risk Factors” section of our Annual Report on Form 10-K filed with the United States Securities and Exchange Commission (the “SEC”) on 29 February 2012, as updated in our Quarterly Report on Form 10-Q filed with the SEC for the period ended 31 March 2012. We may update our risk factors from time to time in our periodic reports or other current reports filed with the SEC. Any forward-looking statements in this announcement speak only as of the date when made. REVA does not assume any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events, or otherwise.

HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Level 6, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9231 3322 • +61 9229 2727 (FAX) • ARBN 146 505 777

REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability.

REVA Medical, Inc. – ASX Announcement	Page 3

United States Investor and Media Enquiries: Cheryl Liberatore Director, Investor Relations and Marketing REVA Medical, Inc. +1 858 966-3045	Australia Investor Enquiries: David Allen or Alan Taylor Inteq Limited +61 2 9231 3322 Media Enquiries: Katie Mackenzie or Rebecca Wilson Buchan Consulting +61 3 9866 4722

HEAD OFFICE: 5751 Copley Drive, San Diego, CA 92111 • +1 (858) 966-3000 • +1 (858) 966-3099 (FAX) • www.revamedical.com

AUSTRALIAN OFFICE: Level 6, 175 Macquarie Street, Sydney, NSW 2000 • +61 2 9231 3322 • +61 9229 2727 (FAX) • ARBN 146 505 777

REVA Medical, Inc., is a foreign company incorporated in Delaware, USA, whose stockholders have limited liability.